                                                                      Exhibit 5

                               MERCK & CO., INC.
                                ONE MERCK DRIVE
                       WHITEHOUSE STATION, NJ 08889-0100



                                                   September 25, 1997



Merck & Co., Inc.
One Merck Drive
Whitehouse Station, NJ 08889-0100


Ladies and Gentlemen:


        In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $1,500,000,000 aggregate principal amount of debt securities (the "Securities") of Merck & Co., Inc., a New Jersey corporation (the "Company"), I, as Senior Vice President and General Counsel of the Company, or attorneys under my general supervision, have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.


        Upon the basis of such examination, I advise you that, in my opinion:


        1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of New Jersey.


        2. When the Registration Statement has become effective under the Act, the terms of the Securities and of their issue and sale have been duly established in conformity with the Indenture relating to the Securities so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Securities have been duly executed and authenticated in accordance with such Indenture and issued and sold as contemplated in the Registration Statement, the Securities will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Validity of Debt Securities" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Act.


                                     Very truly yours,


                                     /s/  Mary M. McDonald
                                     Senior Vice President and General Counsel